UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2023

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1300 So. El Camino Real, Suite 400
San Mateo, California 94402
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 781-5200
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On April 7, 2023, we appointed Katherine Vega Stultz to our Board of Directors (the “Board”) as a Class II director with a term ending at our annual meeting of stockholders to be held in 2025. Ms. Vega’s appointment to the Board is effective April 10, 2023. Ms. Vega’s potential Board committee appointments have not been determined as of the date of filing this report.

In accordance with our non-employee director compensation policy, Ms. Stultz received an initial option grant to purchase 68,000 shares of our common stock. The option vests in a series of three annual installments over the three-year period measured from the date of grant. Ms. Stultz is also eligible to receive an annual retainer of $40,000 for her service on the Board and an annual option grant on the date of each of our annual stockholder meetings. Ms. Stultz’s annual option grant at our 2023 annual meeting of stockholders will be prorated in accordance with our non-employee director compensation policy.

We have also entered into our standard form of indemnity agreement for directors and officers with Ms. Stultz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

Dated: April 11, 2023	By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer